Exhibit 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                                PRS SUB III INC.


To:           The Secretary of State
              State of New Jersey


              The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

              (1)     The name of the corporation is

                                PRS SUB III INC.

              (2) The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

              (3) The aggregate number of shares which the corporation shall have the authority to issue is 10 Million shares each of which shall have $.001 par value.

              (4) The address of the corporation's initial registered office is 150 West State Street, Trenton, New Jersey 08608.


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              The name of the corporation's initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

              (5) The number of directors constituting the initial board of directors shall be one and the name and address is as follows:

                NAME                                            ADDRESS

           John Frohling                                       Gateway 1
                                                               Suite 100
                                                      Newark, New Jersey 07102

              (6) The name and address of the Incorporator is as follows:

                NAME                                            ADDRESS

         Merridith E. Cramer                            830 Bear Tavern Road
                                                 West Trenton, New Jersey 08628


              IN WITNESS WHEREOF, the undersigned of the above named corporation, has hereunto signed this Certificate of Incorporation this twenty-second day of October, 1991.



                                          /s/ Merridith E. Cramer
                                          -------------------------
                                          Merridith E. Cramer
                                          Incorporator


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                         New Jersey Department of State
                       Department of Commercial Recording
                         Certificate of Amendment to the
                          Certificate of Incorporation
                    (For Use by Domestic Profit Corporations)


"Federal Employer Identification No."

      Pursuant to the provisions of Section 14A:9-(4) and Section 14A:9-4(3), corporations, General of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is PRS SUB III, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 18 day of July, 1997:

      Resolved, that Article 3 of the Certificate of Incorporation be amended to read as follows:

          The aggregate number of shares which the corporation shall have the authority to issue is: 100,000,000 par value $.001.

3. The number of shares outstanding at the time of the adoption of the amendment was 1000. The total number of shares entitled to vote thereon was 1000.

     If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number if outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.    The number of shares voting for and against such amendment is as follows:
      (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).


      Number of Shares Voting                     Number of Shares Voting
        for Amendment                                 Against Amendment
      -------------------------                   ------------------------
             1000                                            0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).


                                               PRS SUB III, INC.
                                              --------------------
                                                (Corporate Name)

                                             By:  /S John B. Frohling
                                               --------------------------
                                                John B. M. Frohling, President
                                                  (Type Name and Title)
Dated this 21st day of July, 1997


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                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION



      Pursuant to the provisions of N.J.S.A. 14A:9-2(4) and 14A:9-4(3), Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.


      1.      The name of the Corporation is PRS SUB III, INC.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 9th day of October, 1997.

              RESOLVED, that Article One of the Certificate of Incorporation be amended to read as follows:

              The name of the Corporation is Zencrest Holdings Corp., Inc.

      3. The number of shares outstanding at the time of the adoption of the amendment was 10,000,000. The total number of shares entitled to vote thereupon was 10,000,000, par value of $.001.

      4. The number of shares voting for and against such amendment is as follows:

              Number of share Votes                 Number of share Votes
                   for Amendment                       Against Amendment

                      10,000                                    -0-

              5.      Other provisions:  NONE

Dated:                October 9, 1998
                                                 PRS SUB II, INC.


                                             By:  /S John B. Frohling
                                               --------------------------
                                                John B. M. Frohling, President

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                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION



Pursuant to the provisions of the N.J.S.A. 14A:9-2(4) and 14A:9-4(3) Corporations, General of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment of its Certificate of Incorporation.


1.    The name of the Corporation is :  Zencrest Holdings, Corp., Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 13th day of July, 1998.

      RESOLVED, that Article One of the Certificate of Incorporation be amended to read as follows:

      The Name of the Corporation is American Uranium, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was 2,500,000. The total number of shares entitled to vote thereupon was 2,500,000, par value of $.001.

4. The number of shares voting for and against such amendment is as follows:

      Number of share Votes for Amendment                        2,000,000

      Number of share Votes against Amendment                          -0-

      Number of share Votes which abstained                        500,000

5.    Other provisions:  NONE

Dated:                August 24, 1998

                                        Zencrest Holdings, Corp., Inc.


                                        By:   s/   G. Ken Webb
                                        --------------------------------
                                             G. Ken Webb, President


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